                                                                   Exhibit 10.12


CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                         TECHNOLOGY LICENSE AGREEMENT
                         ----------------------------

     This Technology License Agreement ("Agreement") is entered into as of July 1st, 1997 ("Effective Date") by and between Reality Simulation Systems Acquisition Corporation ("RSS"), a California corporation, with its principal place of business 1020 Asbury Street, San Jose, California 95126, and InteGraphics Systems, Inc. ("IGS"), a California corporation, having its principal place of business at 4001 Burton Drive, Santa Clara, California 95054.

     WHEREAS, RSS has developed or will develop 3-D graphics technology useful in personal computers and consumer electronics products;

     WHEREAS, IGS desires to obtain a license to such RSS technology to develop a semiconductor and certain driver software for use in 2-D and 3-D graphics applications, and RSS desires to grant IGS a license, pursuant to the terms and conditions in the Agreement, to its technology;

     WHEREAS, RSS wishes to obtain a license to sell and distribute products and chips and IGS desires to grant RSS such a license pursuant to the terms and conditions of this Agreement; and

     WHEREAS, RSS and IGS each desire to distribute the products developed hereunder on an exclusive basis to separate geographic and platform markets.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1.   Definitions.
     -----------

     1.1 "AGP Technology" shall mean the graphics port protocol promoted by Intel Corporation, a Delaware corporation, and implemented by IGS, and further specified in Exhibit A hereto. The AGP Technology includes, without limitation, Source Code, test vectors, schematics, and descriptive specifications.

     1.2 "CyberPro3000 Products" shall mean products based on or incorporating encrypted Verilog Source Code and further specified in Attachment B hereto regardless of the name or commercial designation of such products. Any CyberPro3000 Products Introduced by or for a party for a period of twelve (12) months following completion of the first production CyberPro3000 Product for commercial sale which is substantially similar to the CyberPro3000 Products shall also be a CyberPro3000 Product hereunder.

     1.3  "Derivative Work" shall mean:

          (a) for copyrights and copyrightable materials, any modification, revision, port, translation, abridgement, condensation or expansion of the pre-existing work, or any portion thereof, or any form in which the preexisting work is recast, transferred, transformed or adapted;

          (b)  for patents and patentable materials, any improvement thereon;
and

          (c) for trade secrets and materials protected by trade secret, any new material derived from such existing trade secret or materials, including new material which may be protected by copyright, patent or trade secret or any combination of the foregoing.

     1.4 "Documentation" shall mean any user documentation or materials relating to CyberPro3000 Products and Unencrypted Verilog Based Products, including, without limitation, screen displays, "read me" files and reference, user, installation, systems administrator and technical guides.

     1.5 "IGS Chip" shall mean the IGS graphics chip based on the *** Technology, produced by or for IGS hereunder and further specified in Attachment A, including, without limitation, any and all semiconductor masks used to fabricate or manufacture such chips. Any graphics chip Introduced by or for IGS for a period of twelve (12) months following completion of the first production CyberPro3000 Product for commercial sale which is substantially similar to the IGS Chip shall also be an IGS Chip hereunder.

     1.6 "IGS Market" shall mean the platform(s) and territory(ies) specified in Attachment C hereto.

     1.7 "IGS Software" shall mean the IGS driver software specified in Attachment A.

     1.8 "Introduced" shall mean the announcement of a product by press release, trade show announcement, or other like marketing technique.

     1.9 "*** Technology" shall mean the RSS Software and Verilog Source Code (in both encrypted and unencrypted forms).

     1.10 "Proprietary Rights" shall mean patents, patent rights, copyright rights, trademark rights, trade secret rights, mask work rights, and all other intellectual property rights worldwide.

     1.11 "RSS Market" shall mean the platform(s) and territory(ies) specified in Attachment C.

     1.12 "RSS Software" shall mean the RSS driver software specified in Attachment A.

     1.13 "Source Code" shall mean those statements in a computer language which, when processed by a compiler, assembler or interpreter, become executable by a computer and includes, without limitation, all comments, notes, flow charts, decision tables, argument lists and other human readable references relating to the operation, purpose, compilation, assembly or interpretation thereof.

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          1.14 "*** Technology" shall mean the successor technology to the *** Technology specified in Attachment E hereto.

          1.15 "Verilog Source Code" shall mean the IGS Chip and associated electronics as described and documented in a human readable hardware description language which can reproduce the same netlist description of the Encrypted verilog.

          1.16 "Unencrypted Verilog Based Products" shall mean CyberPro3000 Products based on or incorporating the unencrypted Verilog Source Code regardless of the name or commercial designation of such products.

     2.   License Grant to IGS.
          --------------------

          2.1 Subject to all of the terms and conditions of this Agreement, RSS hereby grants to IGS a royalty-bearing (as provided in Section 10 below), non-transferable, non-sublicenseable (except as provided in Section 2.1(e) below) license to:

               (a) use and reproduce for its internal purposes only the RSS Software Source Code and modify, create and prepare Derivative Works thereof. IGS assumes all responsibility for integrating the RSS Software into the IGS Software;

               (b) use and reproduce for its internal purposes only the encrypted Verilog Source Code, make speed improvements through layout, process, and silicon integration refinements, and manufacture IGS Chips and successor therefrom;

               (c) use, reproduce, manufacture. market, display, license, sell and distribute solely within the IGS Market the RSS Software (in object code form only) and only as embedded and incorporated into CyberPro3000 Products and Unencrypted Verilog Based Products;

               (d) use, reproduce, manufacture, market, display, license, sell and distribute the Documentation solely within the IGS Market and only together with CyberPro3000 Products and Unencrypted Verilog Based Products; and

               (e) reproduce, license and distribute the RSS Software Source Code to such third parties as the parties mutually approve in writing and for the sole purpose of allowing such third parties to provide end user technical support; provided such third parties agree in writing to be bound by all of the obligations and restrictions herein with regard to such Source Code.

          2.2 Upon completion of the first production CyberPro3000 Product for commercial sale which substantially conforms to the specifications in Attachment B;

               (a) RSS will grant IGS, subject to all the terms and conditions of this Agreement (including, without limitation, Sections 9, 10.3(b) and 16, but not Section 8.2), a non-exclusive, non-transferable, non-sublicenseable, royalty-bearing license to use and reproduce for its internal purposes only the unencrypted Verilog Source Code and modify, create and prepare Derivative
Works thereof for the sole purpose of developing and manufacturing the IGS
Chip (for

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

               (b) For the purposes of distinguishing the encrypted and unencrypted versions of the Verilog Source Code, and by extension the CyberPro3000 Products and Unencrypted Verilog Based Products, IGS agrees to perform, prior to tape out at RSS' request, Verilog design verification tests provided by RSS to IGS ("Verification Tests"). IGS shall complete each Verification Test and provide to RSS a written report detailing all the results of each Verification Test within ten (10) days of RSS request or IGS' receipt of such Verification Test, whichever is later. IGS further agrees to allow RSS to physically inspect each and every IGS site during IGS' normal business hours to verify IGS' compliance with this Section 2.2 and to determine, by whatever means necessary, the version of the Verilog Source Code used in each IGS chip (and any successor chip based in whole or in part on *** Technology) prior to tapeout. In the event of any dispute between IGS and RSS arising under this Section 2.2, both parties agree to settle the dispute by arbitration as outlined in Section 20.4. If IGS agrees beforehand to pay Unencripted Royalties no inspection will be required.

     3.   License Grant to RSS.
          --------------------

          3.1 Subject to all of the terms and conditions of this Agreement, IGS hereby grants to RSS a non-exclusive, non-transferable, non-sublicenseable (except as provided in Section 3.2 and 6.3 below), royalty-bearing (as provided in Section 10 below), fully paid-up, worldwide license to:

               (a) use, reproduce, manufacture, market, display, distribute, modify and create Derivative Works based on the AGP Technology if developed internally by IGS for the CyberPro3000 products or Unencrypted Verilog Based Products.

               (b) use, reproduce, manufacture, market, display, license, sell and distribute solely within the RSS Market the IGS Software (in object code form only) and IGS Chip and only as embedded and incorporated into CyberPro3000 Products or Unencrypted Verilog Based Products; and

               (c) reproduce, license and distribute the IGS Software Source Code by IGS to such third parties as the parties mutually approve in writing and for the sole purpose of allowing such third parties to provide end user technical support; provided such third parties agree in writing to be bound by all of the obligations and restrictions herein with regard to such Source Code.

          3.2 The license grant under Section 3.1 is sublicensable by RSS only to a third party manufacturer mutually agreed upon by both parties who will provide a source of CyberPro3000 Products and Unencrypted Verilog Based Products to both IGS and RSS, provided, however, that such third party manufacturer shall be bound in writing to all restrictions on RSS under this Agreement and further provided that such third party manufacturer shall not have the right to manufacture such products for any third party. The parties hereby acknowledge and agree, that at RSS expense, Seiko Epson Corporation ("Seiko"), a Japan corporation, shall be an authorized third party manufacturer under this Section 3.2 upon Seiko's written agreement to be bound by all restrictions on RSS under this Agreement.

bound by all restrictions on RSS under this Agreement.

     4.   Restrictions.
          ------------

          4.1 The license grants herein shall be not be exercisable by a party's contractors, except those contractors who agree in writing to be bound to all of such party's obligations and restrictions under this Agreement.

          4.2 Each party agrees to include and not to obscure or modify the other party's copyright and other notices which appear in or on the CyberPro3000 Products, Unencrypted Verilog Based Products, *** Technology or Documentation.


          4.3 Each party agrees not to develop or use any benchmarking tests which cheat on results of he CyberPro3000 Products, Unencrypted Verilog Based products or portions thereof.

          4.4 No rights or licenses are granted or deemed granted to any Proprietary Rights of either party to the other party to any subject matter of this Agreement except those rights or licenses expressly and unambiguously granted herein.

          4.5 In no event whatsoever, except as expressly and unambiguously stated herein, shall a party use, disclose or distribute to any third party Source Code, or any portion thereof, of the other party including, without limitation, encrypted and unencrypted Verilog Source Code (in the case of IGS).

     5.   Right of First Refusal. RSS agrees that IGS shall, for a period of
          ----------------------
three (3) months following the Effective Date and to the exclusion of all other parties, have the first opportunity to acquire a non-exclusive, worldwide license to use, reproduce, market, manufacture, display, license, sell, distribute and modify the *** Technology for use in graphics chips.

     6.   Distribution Rights.
          -------------------

          6.1 IGS shall have the exclusive, non-transferable (except as provided below) right to market, sell and distribute CyberPro3000 Products and Unencrypted Verilog Based Products in the IGS Market and RSS shall have the exclusive, non-transferable (except as provided below) right to market, sell and distribute CyberPro3000 Products and Unencrypted Verilog Based Products in the RSS Market except that the exclusive rights granted under this Section 6.1 shall automatically and irrevocably become non-exclusive as to both parties:

               (a)  on January 1, 2000; or

               (b) in the event that a party fails to sell one hundred thousand (100,000) units of CyberPro3000 Products and/or Unencrypted Verilog Based Products within six (6) months of the first retail sale of a CyberPro3000 Product or Unencrypted Verilog Based Product.

          6.2 The parties acknowledge and agree that IGS may continue to develop graphics technology after the Execution Date and that, as to products Introduced by IGS after the

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION sale, no right, tide or interest in or to any Proprietary Rights in such products is transferred under this Agreement and IGS may freely market, sell, distribute or otherwise transfer such products in all markets worldwide.

          6.3 A party's exclusive rights under Section 6.1 above may be transferred only with the prior written approval of the non-transferring party, except that RSS may, in its sole discretion and without the prior written approval of IGS, transfer its exclusive rights hereunder to S-MOS Systems Inc. ("S-MOS"), a California corporation.

          6.4 A party may appoint a third party distributor to exercise such party's distribution rights under this Section 6 to a third party distributor who agrees in writing to be bound by all the terms and conditions of this Agreement.

     7.   Ownership.
          ---------

          7.1 As between the parties and subject to the licenses granted herein, RSS owns all right, title and interest in and to all of the *** Technology and Documentation and all copies and portions thereof and all Proprietary Rights thereto. As between the parties and subject to the license granted herein, IGS owns all right title and interest in and to the IGS Chip and all Proprietary Rights thereto, subject to RSS' rights in the *** Technology. IGS agrees to assign and hereby does assign to RSS any and all Proprietary Rights IGS may acquire in the *** Technology or Documentation or any Derivative Work of the foregoing. In the event RSS is unable for any reason to secure IGS' authorized signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations or other intellectual property protection relating to Proprietary Rights assigned to RSS hereunder, then IGS hereby irrevocably designates and appoints RSS and its duly authorized officers and agents as its agent and attorney-in-fact, with full power of substitution, to act for and in its behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters, patent or copyright registrations or other intellectual property protection thereon with the same legal force and effect as if executed by IGS.

          7.2 The foregoing ownership provision in Section 7.1 shall not be construed to Emit either party's right to independently develop or acquire similar products or technology without use of the other party's Confidential Information (as defined in Section 16 below), products or technology; provided that, except for the licenses expressly granted in this Agreement, nothing in this Section 7.2 shall be deemed to grant either party a license under the other party's Proprietary Rights.

          7.3 In the course of marketing the CyberPro3000 Products and Unencrypted Verilog Based Products, IGS will use the then current names and designations used by RSS therefor ("Marks") but will not represent or imply that it is RSS or a part of RSS. However, all advertisements, promotional materials, packaging and anything else bearing a Mark, including, without limitation, any product based on or incorporating *** Technology or Derivative Works thereof, shall identify RSS as the Mark owner and shall be subject to the prior written approval of RSS, which approval shall not be unreasonably withheld. IGS also agrees not to use or contest, during or after the term of this Agreement, any name, mark or designation used by RSS

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

advertisements, promotional materials, packaging and anything else bearing a Mark, including, without limitation, any product based on or incorporating *** Technology or Derivative Works thereof, shall identify RSS as the Mark owner and shall be subject to the prior written approval of RSS, which approval shall not be unreasonably withheld. IGS also agrees not to use or contest, during or after the term of this Agreement, any name, mark or designation used by RSS anywhere in the world (or any name, mark or designation similar thereto). IGS acknowledges and agrees that all use of Marks by IGS shall inure to the benefit of RSS.

     8.   Delivery of RSS Software.
          ------------------------

          8.1 RSS will use its diligent commercial efforts to deliver to IGS the RSS Software and encrypted Verilog Source Code in accordance with the milestones set forth in Attachment D hereto.

          8.2 IGS may perform acceptance tests on the RSS Software and encrypted Verilog Source Code for a period of thirty (30) days following IGS' receipt thereof for conformance with RSS' specifications therefor as set forth in Attachment A. If IGS discovers material non-conformance in conducting such acceptance tests and provides RSS with sufficient written instructions, equipment, machines and documentation ("Nonconformance Materials") to allow RSS to readily reproduce the problems at its facility, RSS shall, at its cost, use reasonable efforts to make corrections or develop workarounds within thirty (30) days after receipt of the required Nonconformance Materials or such longer period as the parties agree in writing after conferring in good faith. The RSS Software and encrypted Verilog Source Code will be deemed accepted upon the earliest of the following: (i) IGS provides written notice of acceptance, (ii) thirty (30) days after IGS commercially ships or licenses CyberPro3000 Products, or (iii) thirty (30) days after delivery to IGS of the RSS Software or encrypted Verilog Source Code or a correction thereto if IGS has not first provided the necessary Nonconformance Materials. IGS shall have the right to terminate this Agreement if RSS has not corrected any material non- conformance in the RSS Software or encrypted Verilog Source Code in connection with this Section 8.2 within one hundred twenty (120) days of IGS' delivery to RSS of Nonconformance Materials therefor.

     9.   Protection of the *** Technology.
          --------------------------------

          9.1 In addition to its obligations under Section 16 below, IGS shall restrict access to and shall not disclose any *** Technology to any person or entity except to a limited number (but in no event more than ten (10)) of IGS' employees and independent contractors (i) located at 4001 Burton Drive, Santa Clara, CA. 95054, and (ii) who have a need to access the *** Technology to enable IGS to exercise its rights and perform its obligations under this Agreement. Within thirty (30) days after request from RSS but not more than three (3) times each year, IGS shall provide RSS with a list of the names of any and all individuals (employees, independent contractors, employees of independent contractors, and any other individuals) who then have or have had, at any time since IGS last provided such a list, access to the *** Technology. IGS shall inform all persons who are given access to the *** Technology that the *** Technology contains confidential trade secrets of RSS and is the Confidential Information (as defined in Section 16 below) of RSS. IGS shall employ its best efforts to prevent unauthorized physical or electronic access, use, reproduction, transmission, display, disclosure and

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

at RSS' request, but no more than three (3) times each calendar year, for the purpose of (i) confirming that it is protecting the *** Technology in accordance with this Agreement, and (ii) reminding its employees and independent contractors of the limited rights and obligations of IGS and each employee and independent contractor pertaining to the *** Technology. Following each review, IGS will notify RSS in writing that IGS conducted the review and (a) that no violations were discovered, or (b) that violations were discovered, a description of the nature and extent of the violations, and a description of the actions taken by IGS to correct the violations. IGS shall take all actions reasonably required to recover and prevent further use, reproduction and disclosure of the *** Technology in the event of loss or misappropriation; provided that if IGS fails to enforce any confidentiality obligations of its employees or independent contractors or fails to recover and prevent further use of the *** Technology, then RSS may take all necessary steps, including, without limitation, initiating legal action, to enforce such agreements to protect its interests in the *** Technology. IGS shall be fully responsible for the conduct of all of its employees, independent contractors, agents and representatives who may in any way breach this Section 9 or Section 16 below and shall indemnify RSS for any damages relating to or arising from such breach.

     9.3 IGS expressly agrees to keep the *** Technology and Derivative Works thereof and any portions or copies of the foregoing at IGS' offices located at 4001 Burton Drive, Santa Clara, CA. 95054, and not to move, transmit, view, access, store, situate or otherwise transfer, distribute, display or relocate for any period of time whatsoever, physically, electronically or otherwise, or allow any third party to do any of the foregoing, any *** Technology or Derivative Works thereof or any portions or copies of the foregoing without the prior written approval of RSS.

     10.  License Fees: Royalties.
          -----------------------

          10.1  Initial Payments.  In consideration of the licenses granted to
                ----------------
IGS by RSS herein, upon execution of this Agreement, IGS shall pay RSS a non-refundable, non-recoupable, non-creditable RSS Software license fee in the amount of *** Dollars ($***) and a non-refundable, non-recoupable, non-creditable encrypted Verilog Source Code license fee in the amount *** Dollars ($***).

          10.2  Milestone Payments.  In consideration of RSS' development of
                ------------------
the *** Technology for use in CyberPro3000 Products, IGS shall pay RSS the following non-refundable, non-recoupable, non-creditable milestone payments upon RSS' completion of the milestones below and further specified in Attachment D:

                (a) *** Dollars ($***) upon sign-off by IGS of a test sample of the IGS Chip;

                (b) *** Dollars ($***) upon the commercial production release of the IGS Chip; and

                (c) *** Dollars ($***) upon the commercial production release of the RSS Software.

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     Notwithstanding anything else in this Agreement, the first commercial sale of a CyberPro3000 Product shall conclusively be deemed to satisfy each and every milestone requirement in this Section 10.2 and IGS shall immediately pay to RSS any milestone payment(s) not yet paid hereunder.

          10.3  Royalties.
                ---------

                (a) Each party shall pay royalties to the other party for each unit of CyberPro3000 Product sold, distributed or otherwise transferred under this Agreement by or for such selling party as follows:


               Number of Units                 Royalty Per Unit
               ---------------                 ----------------

               1-20,000                            $***
               20,001- 750,000                     $***
               750,001- 1,500,000                  $***
               1,500,001+                          $***


                (b) Each party shall pay royalties to the other party for each unit of Unencrypted Verilog Based Product sold, distributed or otherwise transferred under this Agreement by or for such selling party in the amount of *** ($***) for each unit of the first *** (***) units of Unencrypted Verilog Based Products, licensed, distributed or otherwise transferred.

                (c) All royalties shall be due and paid at the same time as the quarterly reports are provided under Section 10.5 below. No royalties shall accrue with respect to either party after January 1, 2001, provided all royalties accrued prior to January 1, 2001 have been paid in full on or before January 31, 2001. Royalties shall continue to accrue after January 1, 2001 with respect to a party which has not paid royalties as provided in this paragraph
(c) until such time as that party has paid all outstanding and accrued royalties in full. No royalties shall be payable for (i) units of CyberPro3000 Products and Unencrypted Verilog Based Products that are returned and for which a credit has been made to a customer or (ii) commercially reasonable quantities of CyberPro3000 Products and Unencrypted Verilog Based Products used for testing, demonstration and similar purposes provided a party is not paid for such use.


          10.4  New Markets. In the event the parties agree in writing to amend
                -----------
either the IGS Market or RSS Market to add any additional platform or territory, all royalties for units of CyberPro3000 Products sold in such new market shall be calculated based only on the unit sales applicable to such additional platform(s) or territory(ies), as the case may be.

          10.5  Payments; Reports; Audit. Each party shall bear its own
                ------------------------
manufacturing, marketing, sales and distribution costs including, without limitation, taxes, duties and other government assessments. All late payments will be assessed a service fee of one and one-half percent (1.5%) per month or the maximum rate allowed under applicable law, whichever is less. Each party shall provide to the other party, within thirty (30) days after the end of each calendar quarter, quarterly written reports of the total number of units of CyberPro3000 Products and

      *** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Unencrypted Verilog Based Products distributed by or for such party and the royalties payable, if any, which have accrued under Section 10.3 above. Each party shall keep complete and accurate books and records of its sales and distribution of CyberPro3000 Products and Unencrypted Verilog Based Products all other transactions relating thereto in sufficient detail to enable any payments due hereunder to be determined and verified. Each party shall have the right (at its expense, upon reasonable notice and during the audited party's normal business hours) to have an independent certified public accountant inspect and audit the books and records of the other party for the purpose of verifying any reports, information or payments provided or due hereunder. Such accountant shall be bound in confidence not to use or disclose any information except to the extent necessary to inform the auditing party of any non-compliance with the reports, information or payments provisions of this Agreement. All underpayments revealed by such audit shall be paid within thirty (30) days of the audit results. If such audit reveals an underpayment in excess of five percent (5%), the underpaying party shall bear the expense of the audit. Each party may exercise its right to audit no more than once per year unless an underpayment of over five percent (5%) has been discovered in the prior audit. In such event, the underpaid party shall have the right to audit once every three (3) months until the results of the three (3) most recent audits show less than a five percent (5%) underpayment.

     11.  Training and Support.
          --------------------

          11.1 The parties agree to cooperate in the development and support of the *** Technology, IGS Software, IGS Chip and CyberPro3000 Products. Accordingly, each party shall provide, at the other party's request and expense, up to eighty (80) man hours of training and technical support during the providing party's normal business hours. A party may request additional training and technical support at the providing party's then current consulting fee, which request shall not unreasonably be denied.

          11.2 The parties shall together and in good faith negotiate with third parties for the right to bundle mutually acceptable third party products with the CyberPro3000 Products and Unencrypted Verilog Based Products.

     12.  Representations and Warranties.
          ------------------------------

          12.1  Each party represents and warrants that:

                (a) it has the corporate power and authority to enter into and to fulfil its obligations under this Agreement;

               (b) it will use its diligent commercial efforts to successfully market, distribute and support the CyberPro3000 Products in the IGS Market (in the case of IGS) and the RSS Market (in the case of RSS) on a continuing basis and to comply with good business practices and all laws and regulations relevant to this Agreement or the subject matter hereof;

               (c) it is fully responsible for the satisfaction and support of its customers. Each party will be responsible for, and shall indemnify, defend and hold the other party harmless from, all claims, damages, settlements, expenses and attorneys' fees incurred by a party

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

with respect to the other party's customers and their claims; and

               (d) to keep for three (3) years after termination of this Agreement records of all CyberPro3000 Product and Unencrypted Verilog Based Product sales and customers sufficient to adequately administer a recall of any such products and to fully cooperate in any decision by RSS or IGS to recall, retrieve and/or replace any such products.

          12.2 IGS represents and warrants that:

               (a) it has the right to grant RSS the licenses in Section 3 including, without limitation, the license to the AGP Technology;

               (b) IGS shall not enter into any manufacturing, fabrication or foundry agreement with any third party for the CyberPro3000 Products, Unencrypted Verilog Based Products or IGS Chips which does not expressly grant RSS the irrevocable right to obtain manufacturing, fabrication or foundry services for CyberPro3000 Products, Unencrypted Verilog Based Products or IGS Chips from such third party on the same terms as IGS and grant RSS discounts, credits or other favorable terms (including, without limitation, price) based on the number of units thereof produced by such third party manufacturer for IGS; and

               (c) the deliverables provided by it hereunder shall be the same in every respect as the products shipped by IGS to its customers and that it will, without charge, provide to RSS for the term of this Agreement, all improvement, upgrades, updates, bug fixes and other enhancements which IGS makes generally available to its customers.


          13.  Warranty; Disclaimer. RSS represents and warrants that (i) the
               --------------------
*** Technology, as delivered by RSS hereunder, will conform substantially to RSS' specifications therefor, provided that IGS' sole remedy for breach of the warranty in this clause (i) shall be IGS' rights under Section 8.2; and (ii) to the best of RSS' knowledge, the RSS Software does not infringe any United States Proprietary Rights of any third party, provided that IGS' sole remedy for breach of the warranty in this clause (ii) shall be IGS' rights under Section 15. EXCEPT AS EXPRESSLY AND UNAMBIGUOUSLY SET FORTH IN TIES SECTION 13, RSS MAKES NO WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO ANY PRODUCTS, *** TECHNOLOGY OR DOCUMENTATION OR ANY PORTION OR DERIVATIVE WORK THEREOF OR ANY SERVICES OR LICENSES AND HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

          14.  Limited Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS
               -----------------
AGREEMENT OR OTHERWISE (EXCEPT SECTION 15 BELOW), NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST DATA, (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, (III) ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

THE MILESTONE PAYMENTS ACTUALLY PAID TO RSS BY IGS PURSUANT TO SECTION 10.2 ABOVE, OR (IV) ANY MATTER BEYOND ITS REASONABLE CONTROL.

          15.  Indemnification.  Each party shall indemnify, defend and hold
               ---------------
the other party and its officers, directors, agents and employees harmless from liability, damages, costs, and attorneys' fees, if any, finally awarded in any suit or the amount of the settlement thereof resulting from any third party claim that the *** Technology or Derivative Works thereof created by or for RSS (in the case of RSS) or IGS Chip, IGS Software or Derivative Works thereof or other deliverable created by or for IGS (in the case of IGS) infringes any United States patent, copyright or trademark or misappropriates any trade secret, provided that: (i) the indemnifying party is promptly notified of any and all threats, claims and proceedings related thereto, (ii) the indemnifying party shall have sole control of the defense and/or settlement thereof, (iii) the indemnified party furnishes to the indemnifying party upon the indemnifying party's request and expense, information reasonably available to the indemnified party for such defense, and (iv) the indemnified party provides the indemnifying party with reasonable assistance. Neither party shall admit any such claim without prior written consent of the other party. Neither party shall have any obligation under this Section 15 with respect to any *** Technology, IGS Chip, IGS Software or any portion, component or Derivative Works of the foregoing (a) not supplied by the indemnifying party, (b) made in whole or in part in accordance with the indemnified party's specifications, (c) that are modified after delivery by the indemnifying party, if the alleged infringement relates to such modification, (d) combined with other products, processes or materials where the alleged infringement relates to such combination, (e) where the indemnified party continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement and such modifications are not fully implemented, or (f) where the indemnified party's use of the *** Technology, IGS Chip, IGS Software or Derivative Work thereof is not strictly in accordance with the licenses granted herein.

          16.  Confidentiality.
               ---------------

               16.1 Each party ("disclosing party") may, from time to time, in connection with performance under this Agreement, disclose confidential information ("Confidential Information") to the other party ("receiving party"). Each recipient party agrees not to use (other than for purposes contemplated by this Agreement), and will use reasonable efforts to prevent the disclosure to third parties of, any of the disclosing party's Confidential Information that is identified as confidential at the time of disclosure and is provided in tangible form marked "confidential" or "proprietary" (or is reduced to such form within thirty (30) days after oral disclosure). All RSS Software, Source Code, Verilog Source Code and Derivative Works of any of the foregoing provided by RSS is hereby identified and marked as RSS' Confidential Information. The IGS Chip, IGS Software and Derivative Works provided by IGS are hereby identified as IGS' Confidential Information. The recipient party's confidentiality obligation hereunder shall not apply to information that the recipient party can document:

                     (i) was in the recipient party's possession or known by it prior to receipt from the disclosing party;

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

               (ii) is or (through no fault of the recipient party or any of its employees, contractors, agents or licensees) becomes generally available to the public;

               (iii) is rightfully disclosed to the recipient party by a third party having no obligations of confidentiality to the disclosing party, provided the recipient party complies with any restrictions imposed by the third party;

               (iv) is independently developed by the recipient party without use of or reference to the disclosing party's Confidential Information; or

               (v) is required by law or regulation to be disclosed (including, without limitation, in connection with SEC filings), provided that the recipient party uses reasonable efforts to restrict disclosure and to obtain confidential treatment therefor.

          16.2 Each recipient party acknowledges and agrees that due to the unique nature of the disclosing party's Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the recipient party or third parties to unfairly compete with the disclosing party resulting in irreparable harm to the disclosing party and, therefore, that upon any such breach or threat thereof, the disclosing party shall be entitled to injunctive relief and other appropriate equitable relief in addition to whatever remedies it may have at law, and to be indemnified by the recipient party from any loss or harm (including, without limitation, attorneys' fees) in connection with any breach or enforcement of the recipient party's obligations hereunder or the unauthorized use or release of any Confidential Information. The recipient party will notify the disclosing party in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware.

     17.  Term and Termination.
          --------------------

          17.1 This Agreement shall commence on the Effective Date and shall remain in effect until terminated.

          17.2  This Agreement will terminate:

                (a) upon thirty (30) days (ten (10) days in the case of nonpayment) prior written notice if IGS shall be in breach or default of any material obligation under this Agreement; provided however, IGS may avoid such termination if, before the end of such notice period, it cures such breach;

                (b) immediately if IGS ceases to do business, or otherwise terminates its business operations;

               (c) immediately if IGS seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against IGS (and not dismissed within sixty (60) days); or

               (d) immediately if IGS is unable to grant RSS the AGP Technology license specified in Section 3.1(a).

          17.3 Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.

          17.4 Upon termination of this Agreement by either party: (i) all rights and licenses granted hereunder shall immediately terminate, except that licenses to end user customers for the use of the RSS Software, Documentation, IGS Chip and IGS Software pursuant to this Agreement shall continue in accordance with the applicable end user agreements therefor; (ii) IGS will immediately return to RSS all *** Technology and all materials relating to *** Technology or portion(s) thereof and all RSS Confidential Information in IGS' possession, custody or control in whatever form held (including all copies or embodiments thereof), except that IGS may maintain one (1) copy of the RSS Software solely to the extent necessary to support its installed base of customers for the CyberPro3000 Products and Unencrypted Verilog Based Products; and (iii) except to the extent expressly provided to the contrary in this Agreement, all rights to payment (including, without limitation, milestone payments and royalties) and the following provisions shall survive the termination of this Agreement: Sections 4, 7, 9.1, 9.3, 10.5, 12.1(a), (c) &
(d), 12.2(a) and 13 through 20, inclusive.

          17.5 Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

     18.  Export Requirements. IGS agrees to comply with the U.S. Foreign
          -------------------
Corrupt Practices Act (regarding, among other things, payments to government officials) and all export laws, restrictions, national security controls and regulations of the United States and all other applicable foreign agencies and authorities, and not to export or re-export, or allow the export or re-export of, any CyberPro3000 Product, Unencrypted Verilog Based Product, *** Technology or Documentation or any copy or direct product thereof (a) in violation of any such restrictions, laws or regulations or (b) without all required licenses and proper authorizations, to Cuba, Libya, North Korea, Iran, Iraq or Rwanda or to any Group D or E country (or any national of such country) specified in the then current Supplement No. 1 to part 740 of the U.S. Export Administration Regulations (or any successor supplement or regulations). IGS shall promptly execute any documents required by U.S. export requirements and demonstrate upon demand to RSS its compliance with such requirements. IGS shall obtain and bear all expenses relating to any licenses, exemptions and other requirements with respect to the export from the U.S. of any and all CyberPro3000 Products, Unencrypted Verilog Based Products, *** Technology, Documentation, information, materials or items deliverable by RSS hereunder to any location and shall demonstrate to RSS compliance with all applicable laws and regulations prior to export thereof.

     19.  Assignment. Neither this Agreement nor any rights, licenses or
          ----------
obligations hereunder, may be assigned by either party without the prior written approval of the non-assigning party. Notwithstanding the foregoing, either party may assign this Agreement (with no rights or obligations retained by the assignor) to any acquiror of all or substantially all of such party's stock

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

assets or business to which this Agreement relates. The provisions of this Agreement shall inure to the benefit of, and be binding upon, RSS and IGS and their respective successors and permitted assigns.

     20.  Miscellaneous.
          -------------

          20.1  Entire Agreement: Amendment.  This Agreement (and all
                ---------------------------
Attachments hereto) constitutes the entire and only agreement between the parties relating to the subject matter hereof, and supersedes all other prior negotiations, representations, understandings and agreements. No agreements amending, modifying or supplementing the terms hereof shall be effective except by means of a written document signed by the duly authorized representatives of both parties.

          20.2  Notices. All notices, consents, or approvals required by this
                -------
Agreement shall be in writing and shall be deemed given five (5) days after being sent by certified or registered air mail, postage prepaid, or when received after being sent by facsimile (confirmed by such certified or registered mail) or by commercial overnight courier service with tracking capabilities, to the parties at the addresses below or such other addresses as may be designated in writing by the respective parties pursuant to the terms of this notice provision:

     To RSS:

          Reality Simulation Systems Acquisition Corporation
          1020 Ashbury St.
          San Jose, CA 95126
          Attn:  Sandeep Gupta

     To IGS:

          InteGraphics Systems, Inc.
          4001 Burton Drive
          Santa Clara, CA 95054
          Attn:  Kenny Liu

          20.3  Governing Law and Legal Accounts.  This Agreement shall be
                --------------------------------
governed by and construed under the laws of the State of California and the United States, without regard to the conflicts of laws provisions thereof and without regard to the United Nations Convention on the International Sale of Goods. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover its costs and attorneys' fees.

          20.4  Arbitration.  Except that either party may seek equitable or
                -----------
similar relief from a court, any dispute, controversy or claim arising out of or in relation to this Agreement or at law, or the breach, termination or invalidity thereof, that cannot be settled amicably by agreement of the parties hereto, shall be finally settled by arbitration in accordance with the arbitration rules of the American Arbitration Association ("AAA"), then in force by one or more qualified, independent arbitrators appointed in accordance with said rules; provided, however, that arbitration proceedings may not be instituted until the party alleging breach of this Agreement by the other party has given the other party not less than thirty (30) days to remedy any alleged breach and the other party has failed to do so. The arbitration will take place in San Jose, California. The award rendered shall be final and binding upon both parties. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

     20.5  Waiver.  The failure of a party to enforce a right under this
           ------
Agreement shall not act as a waiver of that right or the ability to assert that right relative to the particular situation involved. The waiver by either party of a breach of any provisions contained in this Agreement shall be effective only if set forth in a writing signed by both parties and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

     20.6  Headings.  Headings included herein are for convenience only and
           --------
shall not used to interpret or construe this Agreement.

     20.7  Severability.  If any provision of this Agreement shall be held void,
           ------------
invalid, illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

     20.8  Remedies; Injunctive Relief. Except as otherwise expressly provided,
           ---------------------------
rights and remedies of a party set forth herein with respect to failure of the other party to comply with the terms of this Agreement are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity (including, without limitation, appropriate injunctive relief).

     20.9  Nonsolicitation.  During the term of this Agreement and for a
           ---------------
period of one (1) year after the termination or expiration of the Agreement, neither party shall, directly or indirectly, solicit the employment or services of any employee of the other party, or encourage employees to leave the employ of the other party.

     20.10 No Joint Venture.  Nothing in this Agreement shall be deemed or
           ----------------
construed as creating a joint venture or partnership between the parties. Except as expressly set forth, no party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party, and the relationship of the parties is, and at all times shall continue to be, that of independent contractors.

     20.11 Further Assurances. Each party agrees to cooperate fully with the
           ------------------
other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party, to better evidence and reflect the transactions described in and contemplated by this Agreement, and to carry into effect the intents and purposes of this Agreement.

     20.12  Counterparts. This Agreement may be executed in counterparts, each
            ------------
of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the Effective Date.


REALITY SIMULATION SYSTEMS ACQUISITION          INTEGRAPHICS SYSTEMS, INC.
CORPORATION

By: /s/ Sandeep Gupta                           By  /s/ Kenny Liu
    -----------------------------------            -----------------------------
Name:  Sandeep Gupta                            Name: Kenny Liu
      ---------------------------------               --------------------------
Title: President                                Title: CEO/President
       --------------------------------                -------------------------

                                 ATTACHMENT A

AGP Technology Specification:
[to be provided]

IGS Chip Specification:
[to be provided]

IGS Software Specification:
[to be provided]

RSS Software Specification:
[to be provided]

                                 ATTACHMENT B

                             CYPERPRO3000 PRODUCTS

                               [to be provided]

ATTACHMENT B                                                      [***(TM) Logo]
------------
                                                   2D/3D/Video Graphics Chip
PRELIMINARY

Features                                     High Performance 3D Rendering Engine
3-D Rendering Engine                         The 30 Rendering Engine is based on the ***(TM) which performs many of the 3D operation such as polygon setup, rasterization, and texturing on chip resulting in minimal
 .  On-chip polygon setup                     overhead on the host processor to deliver outstanding texture mapped graphics. The
 .  16-bit Z visibility                       patented rendering engine utilizes and takes advantage at a no Z-buffer memory
 .  Bilinear filtering                        architecture, increasing the resolution and amount of textures that can be stored in
 .  RGB lighting                              any given memory configuration.
 .  Gouraud Color Interpolation
 .  Per Pixel Fog and Depth Cues              Superb 2D 64-bit Graphics Accelerator
 .  Perspective-correct Interpolation
 .  100 million textured pixels/sec,           ***(TM) includes a glueless solution for simple, efficient, cost effective high
   bilinear MIP-mapped*                       performance graphics subsystem design for PCI bus systems. The integrated 230 MHz 24-
 .  800 thousand polygons/sec,                 bit true color DAC dual programmable clocks, write FIFO and dual command FIFO's reduce
   10 pixel-polygons. RGB lighting,           system cost while optimizing memory bandwidth for maximum graphics performance.
   alpha, floating point (API natural)
   input*                                     Flicker-Free TV Direct(TM) Output

2D 64-bit Accelerator                         The ***(TM) incorporates a flicker-free technology, vertical scaling and an integrated
                                              TV encoder on-chip for true TV quality output.
 .  64-bit GUI engine
 .  230MHz RAMDAC, dual clock                  Since the TV screen does not display as many vertical lines as a VGA monitor, scaling
 .  Supports up to 1600x1200x256               is implemented to avoid losing information when lines are dropped. The data from the
   colors, True color & 90Hz up to            lines which are eliminated during scaling is incorporated into adjacent lines, thus
   1280x1024                                  avoiding a loss of data.
 .  VESA DDC28, DPMS support
 .  WINBench97 @ 1024x768                      Fig. 1 - ***(TM) Chip Block Diagram
   Pentium 200MHz: 90 (est.)*

TVDirect(TM) Output                                                              [GRAPHIC OMITTED]

 .  Low cost Accelerator with
   on-chip digital NTSC/PAL
   encoder
 .  Proprietary non-linear 3 line
   flicker-free filtering.
 .  Enhanced TV text & video quality
   with 9-bit DAC
 .  NTSC (800x600/640x480x60Hz),
   PAL (800x600/640x480x60Hz)
 .  Underscan, overscan, positioning,
   & TV auto-detect
 .  Requires only a single crystal for
   NTSC/PAL output.
 .  Support for SCART output.
 .  S-video/Composite direct TV
   output
 .  Simultaneous & different
   resolution/color/refresh rate VGA
   & TV outputs
 .  Supports Macrovision(TM) 7.01

* Mileage might vary depending on
  actual system implementation

                                 CONFIDENTIAL

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                  [***(TM) Logo]
                                                   2D/3D/Video Graphics Chip

PRELIMINARY
Video Editing/Conferencing                             Better Video Capture Quality

 .  3 scaleable video, windows plus                     Video phone and video conferencing can capture very high quality video
   PIP                                                 through the video port and the hardware filter. The filter averages the
 .  High Quality multi-tap filtering                    scaled down video for better quality before minifying for capture. The
   during video capture.                               ***(TM) will support both CCIR601 RGB and YUV formats as well as CCIR656 8
 .  H/V Interpolation with edge                         and 16-bit interfaces.
   smoothing
 .  Mirror/upside down support for                      Enhanced Triple Video Windows
   Video Conferencing
 .  Filtering during down scaling &                     The ***(TM) supports hardware assisted three independently scaleable video
   video capture                                       windows enabling video phone and video conferencing applications.

Flexible Video Inputs                                  Where necessary, the video is scaled with interpolation and displayed for better video quality. This multimedia chip provides excellent video and
 .  VBI, Intercast Teletext & closed                    playback when scaling from 32x32 icon size to full screen because it supports
   caption support                                     both horizontal and vertical interpolation along with edge smoothing
 .  Support for CCIR601/656, YUV                        technologies for jagged edges, In addition, it eliminates the combing effect
   411/420/422                                         of rapid movement. When video is scaled down, the video is filtered and
 .  Direct Interface for popular                        either captured or displayed at a much higher quality.
   NTSC/PAL decoders

Multiplatform Support
                                                       Table 1 - Supported 3D Resolutions*
 .  Intel(TM), Cyrix(TM), and
   AMD (TM)                                                                     [GRAPHIC OMITTED]
 .  PowerPC(TM)
                                                                       FB           2MB                4MB                8MB
Drivers & Software                                                                    Texture             Texture            Texture
                                                       Resolutions    bpp   Supported   MEM     Supported   MEM   Supported    MEM
 .  Microsoft DirectX(TM)                               -----------------------------------------------------------------------------
 .  Apple QuickDraw3D(TM) RAVE                          640x480        18       X        848        X       2,896      X       6,992
 .  BIOS                                                               24       X        248        X       2,296      X       6,392
                                                                      32                           X       1,696      X       5,792
Documentation                                          -----------------------------------------------------------------------------
                                                       800x600        18       X        173        X       2,221      X       6,317
 .  Technical Manual                                                   24                           X       1,284      X       5,380
                                                                      32                           X         346      X       4,442
Reference Board                                        -----------------------------------------------------------------------------
                                                       1024x768       18                           X       1,024      X       5,120
 .  Reference Design Board                                             24                                              X       3,584
                                                                      32                                              X       2,048
RSSI                                                   -----------------------------------------------------------------------------
2355 Old Oakland Road, Suite #4                        1280x1024      18                                              X       3,072
SAN JOSE, CA 95131                                                    24                                              X         512
PH: 408-955-9663                                                      32
FX 408-955-9671
                                                       * Includes single-butter, double-buffer, z -butter with remaining texture map
http://www.simsys.com                                  storage as shown above (kB).
                                                       x Not supported by traditional 2D/3D chips.
RSSI assumes no responsibility or liability
for any errors or errors contained in this
document. This includes any claim for
\copyright or patent infringement or direct,
indirect, special or consequential damages.
The information herein is subject to
change without notice from RSSI.

AD trademark and registered trademarks
are property of their respective owners.

Glossy rev. 004 06/97 - EH01

                                 CONFIDENTIAL

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 ATTACHMENT C

                           PLATFORMS AND TERRITORIES

As used herein, "Network Computer" and "Settop" shall mean consumer information appliances based on Java or a real time operating system using embedded central processing units and a television as a primary display.

IGS market:
--------------------------------------------------------------------------------
Platform                                Territories
--------------------------------------------------------------------------------

Settop                                  Europe
Network Computer                        Hong Kong
Laptop Computer                         Japan
                                        Malaysia
                                        Singapore
                                        Taiwan
                                        PRC
                                        Korea
--------------------------------------------------------------------------------
RSS Market:
--------------------------------------------------------------------------------
Platform                                Territories
--------------------------------------------------------------------------------
All MAC OS accounts                     N. American PC desktop accounts
--------------------------------------------------------------------------------

                                 ATTACHMENT D

                              MILESTONE SCHEDULE


           ------------------------------------------------------
                  Milestone                      Target Date
           ------------------------------------------------------
            Execution of Agreement               June 1, 1997
            Test Sample sign-off                 July 31, 1997
            Commercial Production Release       October 31, 1997
           ------------------------------------------------------

                                 ATTACHMENT E

                                *** TECHNOLOGY

 .  Triangle, Line, Point rendering             Input display list can include all basic 3D primitives.
 .  Setup from floating point coordinates       No driver overhead for reformatting data
 .  Perspective correct interpolation           All values, including Z
 .  RGB per-pixel lighting                      Allows colored lights
 .  STMA interpolation per-pixel                Texture plus MIP-map level and alpha-transparency
 .  Specular Lighting                           Best quality lighting enabled by API's
 .  Point/Linear/Bilinear filtering             Fast and High-quality texturing modes
 .  24-bit Z buffer                             Flexible Z-outputs for apps that read Z buffer
 .  Alpha channel mixing (translucency)         No front-back sorting required
 .  Oversampling anti-aliasing                  Reduces "jaggies" on edges of triangles and lines
 .  Anisotropic texturing                       Better filtering than tri-linear
 .  Sub-pixel accuracy                          No texture jitter
 .  Source color keying                         For textures with transparent texels
 .  Multiple texture palettes                   Compact high quality textures

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.